Exhibit 10.36
SCHEDULE I (b)

Company Name:	SCIVANTAGE, INC.
Client Company Name:	GAIN CAPITAL GROUP, LLC
Client Address:	550 Hills Drive, Bedminster, NJ 07921
Client’s Business:	Financial Services & Technology
Initial Term in months:	10.5 months
Agreement Date:	1-Feb-08
Start Date:	15-Feb-08
End Date:	31-Dec-09
Move-in Date	15-Feb-08
Office Space	16 Workstations Read to Use for Business Continuity or growth

				Reservation Unit	Occupancy Unit	Reservation	Occupancy
STANDARD FEE - MONTHLY		Details	Quantity	Amount	Amount	Amount	Amount
STANDARD FEE — MONTHLY	Regular Workstation	All inclusive: taxes,	8	$87.56	$350.00	$700.00
	Large Workstation	escalation and	8	$112.50	$450.00	$900.00
	Private Office**	electricity	0	$550.00	$550.00	—
			Monthly Standard Fees			$1,000.00	$6,400.00
ADDITIONAL SERVICES — MONTHLY
Communications	Telephone Set Rental**	Per Set	0	$20.00	$20.00	—	—
	Telephone lines**		0	$75.00	$75.00	—	—
	- Unlimited calling US
	- Voice Mail
	- Teleconference bridge line	Per Line
	Private eFax Line (Receive only) **	Per Line	0	$15.00	$15.00	—	—
	LAN Connection (writes & cross connect)	Per Desk	16	$10.00	$10.00	$160.00	$160.00
	Services 8 Computer Equipment Hosting (Space & Power) **	Per Equipment	0	$350.00	$350.00	—	—
	Internet Connection — Redundant T1	Per Desk	16	$25.00	$25.00	$400.00	$400.00
Cafeteria**	Coffee	Per Person	0	$30.00	$30.00	—	—
	Soft Drinks	Per Person	0	$45.00	$45.00	—	—
			Monthly Additional Services Fee			$550.00	$550.00
			Monthly Fees TOTAL:			$2,160.00	$6,960.00

ONE-TIME SET UP, PRE-PAID & SERVICE DEPOSIT FEES		Quantity	Unit Amount	Total
First Month’s Fee (0.5 month)		0	$2,160.00	Waived
Service Deposit — 1 Monthly Fee		0	$2,160.00	Waived
Office Space Set-Up (cleaning, faxing, etc...)		15	$100.00	$1,600.00
Security Badges**	Per Set	0	$25.00	—
Telephone**	Per Set	0	$50.00	—
Analog/Fax Line**	Per Line	0	$75.00	—
Internet/LAN Connectivity	Per Seat	15	$50.00	$600.00
	Move-in / Set-up Fees TOTAL:			$2,400.00

1)	Standard Fee is the monthly fee for the office space per the Service Agreement

2)	IT Support Services are available for $100/hr (15 minutes increments)

3)	Replacement fee for any lost security card is $50

**	Services not selected can be made available @ above rates

Comments/Amendments for the Service Agreement

1)	Scivantage will reserve the light blue highlighted office space are on the attached floor plan and make it available for use by GAIN

2)	GAIN will setup the reserved office space with computer workstations and phones

3)	GAIN will not actually use the reserved office unless needed for business continuity, faster than expected growth or any other reason, in GAIN’s judgment, requiring the additional office space

4)	GAIN will pay Scivantage a monthly Reservation Amount representing 25% of the full monthly Occupancy Amount. The monthly Reservation Amount guarantees the space for GAIN for potential future use

5)	In the event GAIN actually occupies the office space or some portion thereof, GAIN will pay the Occupancy Amount on a pro rate basis for the sections of the reserved space actually occuppied

6)	GAIN will continue to pay the Reservation Amount for the sections of the space not occupied

7)	In the event Scivantage needs to use the reserved office space, in whole or in part, to support its business, Scivantage will provide GAIN with 30 days notice so that GAIN can make alternative arrangements

8)	In the event that GAIN is not occupying the office space and no longer needs to reserve it, GAIN will provide Scivantage 60 days notice prior to termination

9)	This arrangement will be in effect from the Start date above and [illegible] the 2009 calendar year at which point the parties can decide to renew, cancel or renegotiate

AGREED AND ACCEPTED:

SCIVANTAGE, INC.		GAIN CAPITAL GROUP, LLC

By:	/s/ Adnane Charchour	By:	/s/ Chris Calhoun

Name: Adnane Charchour		Name: Chris Calhoun

Title: President & CEO		Title: Managing Director

     Seating Allocation to Accommodate Gain Capital’s DR Requirements (16 seats)